SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Sep 10, 2014

Date of Report

(Date of Earliest Event Reported)

WOODGATE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000- 54834	46-1874004
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2500 Tanglewilde

Suite 260

Houston, Texas 77063

(Address of Principal Executive Offices)

713-978-6551

(Registrant’s Telephone Number)

ITEM 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 30, 2014, the Board of Directors of the Registrant concluded the non-reliance and identification of the financial statements of the Company for the year ending December 31, 2013 as previously filed with the SEC. This is in confirmation with the concerns addressed by the SEC in their comment letter dated June 17, 2014.

The Company had originally valued its estimation of the Company’s trade secrets, holding these secrets to be intangible assets that had previously not been accounted for. After substantial discussion with legal counsel and the Securities and Exchange Commission, among others, it was agreed that the evaluation could not be properly substantiated without extended litigation. As such, management made the decision to exclude its trade secret intangible assets from the company’s financials at this stage, reducing both the equity it believed held and the value it believed held in those intangible assets.

The authorized officer of the Company discussed the matter disclosed in the filing pursuant to item 4.02(a) with the Company’s independent accountant, Clay Thomas. P. C. and no disagreements were made. The Company’s independent accountant issued a restated opinion letter for the December 31, 2013 financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

WOODGATE ENERGY CORPORATION

Date: September 10, 2014	/s/	Fuad Al-Humound
President